SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

        Date of Report (Date of Earliest Event Reported): April 23, 2002
                                                          --------------

                             VITRO DIAGNOSTICS, INC.
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             (Exact name of registrant as specified in its charter)


    Nevada                       0-17378                          84-1012042
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(State or other                (Commission                   (I.R.S. Employer
jurisdiction of                File Number)                  Identification No.)
incorporation)

          12635 E. Montview Boulevard
             Aurora, Colorado                                  80010
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   (Address of Principal Executive Offices)                 (Zip Code)



        Registrant's telephone number including area code: (720) 859-4120
                                                            --------------


          (Former name or former address, if changed since last report)

Item 1. CHANGES IN CONTROL

     Effective April 22, 2002, a majority of the Board of Directors of Vitro Diagnostics, Inc. (the "Company") gave notice that they intended to resign their positions with the Company. At a meeting held that date, Messrs. Ronald Goode, Henry Schmerler and William Schmuhl, Jr. notified the Board that they intended to resign to allow the Board an opportunity to locate other individuals to serve as their successors. Formal written resignations were received from these individuals on April 22 and 23, 2002. Messrs. Goode, Schmerler and Schmuhl were the only non-employee members of the Board and served as the only members of the audit and compensation committees.

     The Board intends to fill the vacancies created by these resignations with one or more individuals as soon as practical. Remaining members of the Board are currently investigating and interviewing qualified candidates.

Item 6. RESIGNATION OF DIRECTORS

     See Item 1 above for a description of the resignation of directors of the Company. None of such individuals had any disagreements with the Company at the time of their resignation.



                                    SIGNATURE


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            VITRO DIAGNOSTICS, INC.



Date: May 7, 2002                           By:   /s/ James R. Musick
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                                                 James R. Musick, President